Exhibit 10.20

LIMITED WAIVER AND DEFERRAL AGREEMENT

THIS LIMITED WAIVER AND DEFERRAL AGREEMENT (this “Waiver”) is dated and effective as of February 10, 2023 between REED’S, INC., a Delaware corporation (the “Company”), the Holders party hereto, and WILMINGTON SAVINGS FUND SOCIETY, FSB, as Holder Representative and Collateral Agent (the “Agent”).

WHEREAS, on November 30, 2022, December 31, 2022 and January 31, 2023, the Indebtedness in favor of the ABL Lenders arising under the ABL Debt Documents at each such date exceeded the applicable amount set forth in clause (n) of the definition of Permitted Indebtedness by an amount equal to $7,000,000 (the “November 2022 Excess ABL Amount”), $6,476,764 (the “December 2022 Excess ABL Amount”), and $3,373,450 (after accounting for the payment to the Company on February 1, 2023 of receivables owed by one of the Company’s customers identified to the Holders) (the “January 2023 Excess ABL Amount”), respectively, and, as a result, pursuant to Section 12(g) of the Notes (as defined below), the Company owes fees, payable in cash, of $700,000 with regard to the November 2022 Excess ABL Amount (the “November 2022 Excess ABL Fee”), $647,676 with regard to the December 2022 Excess ABL Amount (the “December 2022 Excess ABL Fee”) and $337,345 with regard to the January 2023 Excess ABL Amount (the “January 2023 Excess ABL Fee”).

WHEREAS, with the consent of the Holders, the Company has previously paid the November 2022 Excess ABL Fee to the Holders in the form of an aggregate $175,000 cash and 5,250,000 shares of Common Stock paid on or about December 6, 2022 (the “November 2022 Excess ABL Payment”).

WHEREAS, the Company requests that the payment of the December 2022 Excess ABL Fee, the January 2023 Excess ABL Fee and any fee payable pursuant to Section 12(g) of the Notes on or prior to June 30, 2023 (such fees, collectively, the “Deferred ABL Fees”) be deferred as set forth in this Waiver.

WHEREAS, the Holders elected to forego the monthly Amortization Payments otherwise due and payable during the period from December 1, 2022 until June 30, 2023 (collectively, the “Foregone Amortization Payments”).

WHEREAS, on November 13, 2022, the Company, the Holders and the Agent entered into a Limited Waiver Agreement (the “Limited Waiver Agreement”), pursuant to Section 4 of which the parties acknowledged the payment of certain amounts of cash and shares of Common Stock in full satisfaction of the Company’s obligations under the Side Letter (as defined in the Limited Waiver Agreement) but inadvertently omitted the payment of an aggregate 8,085 additional shares of Common Stock issued on or about October 25, 2022 in partial satisfaction of the Company’s obligations under the Side Letter (such shares, the “October Repurchase Payment”).

WHEREAS, concurrently with the execution of this Waiver, the Company, the Holders and the Agent are executing a Partial Option Exercise and Second Amendment to the 10% Secured Convertible Notes (the “Option Exercise and Amendment”) providing for, among other things, the exercise in part of the Holders’ option to purchase additional Notes pursuant to the terms of the Note Purchase Agreement (as defined below).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto, intending to be legally bound hereby, agree as follows:

1. Incorporation of Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in the 10% Secured Convertible Notes dated May 9, 2022, as amended (each, a “Note”, and collectively, the “Notes”), issued by the Company pursuant to that certain Note Purchase Agreement, dated as of May 9, 2022, as amended (the “Note Purchase Agreement”), between the Company, the Holder Representative and each purchaser on the schedule of purchasers thereto.

2. Representations and Warranties. The Company hereby represents and warrants that after giving effect to this Waiver, all representations and warranties contained in the Notes are true and correct, in all material respects, on and as of the date hereof, except (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (b) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects.

3. Waivers.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 7 of this Waiver, Agent (as directed by all Holders below) and the Holders party hereto hereby waive the Specified ABL Events of Default under the Notes (each as listed on Annex A hereto).

(b) Subject to the satisfaction of the conditions precedent set forth in Section 7 of this Waiver, Agent (as directed by all Holders below) and the Holders party hereto hereby temporarily waive the Specified Events of Default (as listed on Annex A hereto) through and including the earlier to occur of (i) the date that any Event of Default (other than a Specified Event of Default) occurs under the Notes or any other Note Document and (ii) June 30, 2023 (such period, the “Waiver Period”), which waivers, in the case of clause (ii), shall become permanent if the Company is compliant with Section 7(w) of the Notes as of June 30, 2023 without regard to the waivers contained in this Section 3(b).

(c) Except as set forth in Section 3(b), in the event that the Specified Events of Default have not been resolved in a manner acceptable to the Majority Holders on or before the expiration of the applicable Waiver Period, (i) the waiver provided in Section 3(b) shall terminate immediately, (ii) the Specified Events of Default shall be deemed to have occurred and be continuing for all purposes of the Notes and the other Note Documents.

(d) Subject to the satisfaction of the conditions precedent set forth in Section 7 of this Waiver, Agent (as directed by all Holders below) and the Holders party hereto hereby waive any requirement pursuant to Section 6 of the Notes that the Company conduct a repurchase of Notes in the event of a Fundamental Change pursuant to clause (D) of the definition thereof occurring prior to April 1, 2023, provided, that, if a Fundamental Change pursuant to clause (D) of the definition thereof occurs prior to April 1, 2023, the Company shall comply with the requirements of Section 6 of the Notes as if such Fundamental Change had occurred on and as of April 1, 2023).

(e) This Section 3 shall be effective only to the extent specifically set forth herein and shall not be construed as a consent to or waiver of any breach or Default other than as specifically waived herein and shall not (i) affect the right of Agent or any of the Holders to demand strict compliance by Company with all terms and conditions of the Notes, except as specifically consented to, modified or waived by the terms hereof, (ii) be deemed a consent to or waiver of any future transaction or action on the part of any Note Party requiring the Holders’ or the Majority Holders’ consent or approval under the Notes, or (iii) diminish, prejudice or waive any of Agent’s or any Holders’ rights and remedies under the Notes or applicable law, whether arising as a consequence of any Event of Default which may now exist or otherwise, and Agent and each of the Holders hereby reserve all of such rights and remedies. For the avoidance of doubt and notwithstanding anything herein to the contrary, to the extent any provision of the Notes is qualified by, or requires the absence of, any Default or Event of Default, a Default or Event of Default shall be deemed to not have occurred for purposes of such provisions.

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4. Treatment of Deferred ABL Fees, Determination of Excess ABL Fees and Deferred Amortization Payments.

(a) Notwithstanding anything to the contrary in Section 12(g) of the Notes, the Deferred ABL Fees shall become due and payable in cash on June 30, 2023.

(b) The Holders agree and acknowledge that the payment of the November 2022 Excess ABL Payment constituted full payment and satisfaction of the November 2022 Excess ABL Fee.

(c) Notwithstanding anything to the contrary in Section 12(g) of the Notes, from and after January 1, 2023, the Holders and the Note Parties agree that any fee payable under Section 12(g) of the Notes shall be calculated using the amount by which the Indebtedness in favor of the ABL Lenders arising under the ABL Debt Documents exceeds the amount set forth in clause (n) of the definition of Permitted Indebtedness as of the last day of the applicable calendar month.

(d) Notwithstanding anything to the contrary in Section 2(b) of the Notes, (i) the applicable portion of the aggregate Principal Amounts included in the Foregone Amortization Payments shall remain part of the aggregate Principal Amount of the applicable Note outstanding and shall become due and owing in accordance with the terms of such Note and (ii) Interest shall continue to accrue on such Principal Amounts from the last Interest Payment Date without interruption. The Company and Holders hereby acknowledge and agree that (x) Amortization Payments shall resume on July 1, 2023 with the updated amortization schedule attached as Annex B hereto, and (y) the Conversion/PIK Schedule in respect of each Note is, as of the date hereof, true and accurate as set forth on Annex C hereto.

5. Acknowledgement of Side Letter Payments. Notwithstanding anything in the Limited Waiver Agreement to the contrary, the Company and each Holder acknowledge receipt of their applicable portion of each of the Repurchase Payments (as defined in the Limited Waiver Agreement) and the October Repurchase Payment, which together constitute full satisfaction of the Company’s obligations under the Side Letter (as defined in the Limited Waiver Agreement) to repurchase the Purchase Option Notes (as defined in the Limited Waiver Agreement). The Company agrees that all shares of Common Stock issued in connection with the Repurchase Payments (as defined in the Limited Waiver Agreement) and the October Repurchase Payment shall constitute Registrable Securities as defined in and pursuant to the Registration Rights Agreement.

6. Releases.

(a) The Company, on behalf of itself and each of the Note Parties (and on behalf of each Affiliate thereof) and for itself and for its successors in title and assignees and, to the extent the same is claimed by right of, through or under any of the Note Parties, for its past, present and future employees, agents, representatives (other than legal representatives), officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Agent, and each of the Holders in their respective capacities as such under the Note Documents, and the Agent’s and each Holder’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Agent and each of the Holders or any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals would be liable if such persons or entities were found to be liable to any Releasing Party or any of them (collectively, hereinafter the “Releasees”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, crossclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, rights of setoff and recoupment, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise, whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Releasees, and which are, in each case, based on any act, fact, event or omission or other matter, cause or thing occurring at any time prior to or on the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Notes or any other Note Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”); provided, that, no Releasing Party shall have any obligation with respect to Claims to the extent such Claims are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Releasee. Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 6.

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(b) The Company, on behalf of each Note Party, itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Note Party pursuant to Section 6(a) of this Waiver. If any Note Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Note Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

7. Conditions to Effectiveness. This Waiver shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Agent (at the direction of all Holders):

(a) This Waiver shall have been duly executed and delivered by the Company, the Agent, and the Majority Holders, and the Agent shall have received evidence thereof.

(b) After giving effect to this Waiver, no Default or Event of Default (other than the Specified Events of Default and Specified ABL Events of Default) shall have occurred and be continuing.

(c) The Company shall have paid the outstanding fees and expenses of King & Spalding LLP, counsel to the Holders, and the fees and expenses of Agent through the date hereof.

(d) The Option Exercise and Amendment shall have been duly executed and delivered by the Company, the Holders and the Agent, and the issuance of the Purchased Third Option Notes (as defined therein) and the related shares of Common Stock specified therein shall have been completed.

8. Share Counts. All numbers expressed in shares of Common Stock in this Agreement do not give effect to the Company’s 1-for-50 reverse stock split effective as of 12:01 a.m., Eastern time, on January 27, 2023.

9. Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

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10. Reaffirmation of Obligations. The Company hereby ratifies the Note Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Note Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

11. Note Document. This Waiver shall constitute a Note Document under the terms of each Note.

12. Multiple Counterparts. This Waiver may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Waiver by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Waiver.

13. Governing Law. THIS WAIVER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE BASED UPON, ARISING OUT OF OR RELATING TO THIS WAIVER AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

14. Consent to Jurisdiction; Service of Process; Agreement of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in subsections 13(h) and 13(i) of the Notes are hereby incorporated by reference.

15. Agent Authorization. Each of the undersigned Holders hereby authorizes and directs Agent to execute and deliver this Waiver on its behalf and, by its execution below, each of the undersigned Holders agrees to be bound by the terms and conditions of this Waiver. In executing this Waiver, the Agent shall be entitled to all of the rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Note Documents.

[Signature page follows]

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IN WITNESS WHEREOF, this Limited Waiver and Deferral Agreement has been duly executed and delivered by each of the parties hereto as of the date first above written.

COMPANY:		HOLDER REPRESENTATIVE:

Reed’s, Inc.		Wilmington Savings Fund Society, FSB, solely in its capacity as the Holder Representative

By:		By:
Name:	Thomas J Spisak	Name:
Title:	Chief Financial Officer	Title:

HOLDERS:		COLLATERAL AGENT:

Whitebox Multi-Strategy Partners, LP		Wilmington Savings Fund Society, FSB, solely in its capacity as the Collateral Agent

By:		By:
Name:	Jacob Mercer	Name:
Title:	Authorized Signatory	Title:

Whitebox Relative Value Partners, LP

By:
Name:	Jacob Mercer
Title:	Authorized Signatory

Pandora Select Partners, LP

By:
Name:	Jacob Mercer
Title:	Authorized Signatory

Whitebox GT Fund, LP

By:
Name:	Jacob Mercer
Title:	Authorized Signatory

[Signature Page to Limited Waiver and Deferral Agreement]

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IN WITNESS WHEREOF, this Limited Waiver and Deferral Agreement has been duly executed and delivered by each of the parties hereto as of the date first above written.

COMPANY:		HOLDER REPRESENTATIVE:

Reed’s, Inc.		Wilmington Savings Fund Society, FSB, solely in its capacity as the Holder Representative

By:		By:
Name:	Thomas J Spisak	Name:
Title:	Chief Financial Officer	Title:

HOLDERS:		COLLATERAL AGENT:

Whitebox Multi-Strategy Partners, LP		Wilmington Savings Fund Society, FSB, solely in its capacity as the Collateral Agent

By:		By:
Name:	Jacob Mercer	Name:
Title:	Authorized Signatory	Title:

Whitebox Relative Value Partners, LP

By:
Name:	Jacob Mercer
Title:	Authorized Signatory

Pandora Select Partners, LP

By:
Name:	Jacob Mercer
Title:	Authorized Signatory

Whitebox GT Fund, LP

By:
Name:	Jacob Mercer
Title:	Authorized Signatory

[Signature Page to Limited Waiver and Deferral Agreement]

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IN WITNESS WHEREOF, this Limited Waiver and Deferral Agreement has been duly executed and delivered by each of the parties hereto as of the date first above written.

COMPANY:		HOLDER REPRESENTATIVE:

Reed’s, Inc.		Wilmington Savings Fund Society, FSB, solely in its capacity as the Holder Representative

By:		By:
Name:	Thomas J Spisak	Name:	Raye Goldsborough
Title:	Chief Financial Officer	Title:	Vice President

HOLDERS:		COLLATERAL AGENT:

Whitebox Multi-Strategy Partners, LP		Wilmington Savings Fund Society, FSB, solely in its capacity as the Collateral Agent

By:		By:
Name:	Jacob Mercer	Name:	Raye Goldsborough
Title:	Authorized Signatory	Title:	Vice President

Whitebox Relative Value Partners, LP

By:
Name:	Jacob Mercer
Title:	Authorized Signatory

Pandora Select Partners, LP

By:
Name:	Jacob Mercer
Title:	Authorized Signatory

Whitebox GT Fund, LP

By:
Name:	Jacob Mercer
Title:	Authorized Signatory

[Signature Page to Limited Waiver and Deferral Agreement]

Annex A to

Limited Waiver and Deferral Agreement

Specified Events of Default

1.	The Company’s failure to comply with Section 7(w) of the Notes on or prior to June 30, 2023 by maintaining, as required under clause (n) of the definition of Permitted Indebtedness in the Notes, Indebtedness in favor of the ABL Lenders arising under the ABL Debt Documents less than the sum of (i) $6,000,000 plus (ii) the aggregate principal amount of Notes voluntarily converted into Conversion Consideration pursuant to Section 4 of each applicable Note, in each case subject to the terms of the Intercreditor Agreement.

Specified ABL Events of Default

1.	The Company’s failure to (a) comply, as of November 30, 2022, December 31, 2022 and January 31, 2023, with Section 7(w) of the Notes by maintaining, as required under clause (n) of the definition of Permitted Indebtedness in the Notes, Indebtedness in favor of the ABL Lenders arising under the ABL Debt Documents less than the sum of (i) $6,000,000 plus (ii) the aggregate principal amount of Notes voluntarily converted into Conversion Consideration pursuant to Section 4 of each applicable Note, in each case subject to the terms of the Intercreditor Agreement, and (b) timely pay the November 2022 Excess ABL Fee, December 2022 Excess ABL Fee and January 2023 Excess ABL Fee as required under Section 12(g) of the Notes.